Exhibit 99.2

Anteris Technologies Announces Results for the Third Quarter of 2026

MINNEAPOLIS, United States and BRISBANE, Australia November 11, 2026 (AEDT): Anteris Technologies Global Corp. (“Anteris” or the “Company”) (NASDAQ: AVR, ASX: AVR), a global healthcare company committed to designing, developing, and commercializing cutting-edge medical devices to restore healthy heart function, today reported financial results for the quarter ended September 30, 2026, and provided a corporate update.

Q3 2026 Highlights

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Continued execution of the PARADIGM Trial, with enrollment progressing across active sites in the U.S., Canada, Denmark, the Netherlands and France. Subsequent to quarter-end, the trial received regulatory clearance from Germany’s Federal Institute for Drugs and Medical Devices (BfArM) and advanced in Australia following HREC approval and TGA authorization under the Clinical Trial Notification pathway.

•	Assumed occupancy of the Northcross facility in Minnesota, providing additional capacity to scale production of the DurAVR® THVs and ComASUR® Delivery System, in preparation for commercialization.

•	Appointed Brent Moen as Chief Financial Officer, effective September 11, to support the Company’s financial and governance priorities as it advances the DurAVR THV toward commercialization.

“Q3 saw continued progress on multiple fronts. The PARADIGM Trial recruitment is advancing along with capacity expansion in line with our clinical and commercial plan. The Company also brought in some key hires to strengthen our operating model and future capabilities,” said Wayne Paterson, Vice Chairman and Chief Executive Officer of Anteris.

Business & Operations

During the quarter, the Company continued to execute the global pivotal PARADIGM Trial across active sites in the United States, Canada and Europe.

The Company increased site activation in the United States and expanded the PARADIGM Trial into Canada and France, where sites are active and enrolling, following completion of key start-up activities, including site qualification, investigator training and operational readiness. Subsequent to quarter end, the trial received regulatory clearance from the German Federal Institute for Drugs and Medical Devices (BfArM), supporting its expansion into Germany. In Australia, the trial received Human Research Ethics Committee (HREC) approval and authorization from the Therapeutic Goods Administration (TGA) under the Clinical Trial Notification (CTN) pathway, further extending the trial’s geographic reach.

On September 1, the Company assumed occupancy as the primary tenant of the Northcross facility in Brooklyn Park, Minnesota. The facility provides additional capacity to scale production of the DurAVR THVs, the ComASUR Delivery System and related components in preparation for commercialization. The ComASUR Delivery System is designed to support controlled deployment and accurate placement of the balloon-expandable DurAVR THV, a new class of biomimetic transcatheter aortic valve.

860 Blue Gentian Road, Suite 340 Eagan, MN, 55121 United States T: +1 651 493 0606 info.us@anteristech.com	Anteris Technologies Global Corp. BRISBANE | MINNEAPOLIS | GENEVA | MALAGA anteristech.com	Toowong Tower, Level 3, Suite 302 9 Sherwood Road, Toowong QLD 4066, Australia T: +61 1300 550 310 info.au@anteristech.com ARBN: 677 960 235

Financial Results

The financial results for Anteris for the quarter ended September 30, 2026, are presented below. All amounts in $ refer to U.S. dollars.

The Company’s net operating cash outflows for the three months ended September 30, 2026, were $22.9 million, primarily attributable to clinical, regulatory and manufacturing requirements to support the ongoing PARADIGM Trial. Operating expenditures reflected the phased execution of the clinical program during the quarter, including the timing of U.S. site activation activities following receipt of the CMS coverage determination in April 2026. R&D expenses of $21.3 million were driven by the scaling of manufacturing and quality capabilities, including process development and validation activities and expanded headcount, together with PARADIGM trial related activities, including clinical costs associated with patient enrollment and the scaling of our field-based clinical team. These costs were partly offset by reduced DurAVR THV product research costs.

Please see the detailed financial information contained in Anteris’ Quarterly Report on Form 10-Q for the quarter ended September 30, 2026.

ENDS

About the PARADIGM Trial

The PARADIGM Trial is a prospective randomized controlled trial which will evaluate the safety and effectiveness of the DurAVR Transcatheter Heart Valve (“THV”) compared to commercially available transcatheter aortic valve replacements (TAVRs).

This head-to-head study will enroll approximately 1,000 patients in the ‘All Comers Randomized Cohort’ with 1:1 randomization of patients who will receive either the DurAVR® THV or TAVR using commercially available and approved THVs. The PARADIGM Trial will assess non-inferiority on a primary composite endpoint of all-cause mortality, all stroke and cardiovascular hospitalization at one year post procedure.

For further information, please refer to ClinicalTrials.gov NCT07194265.

About Anteris

Anteris Technologies Global Corp. (NASDAQ: AVR, ASX: AVR) is a global healthcare company committed to designing, developing, and commercializing cutting-edge medical devices to restore healthy heart function. Founded in Australia, with a significant presence in Minneapolis, USA, Anteris is a science-driven company with an experienced team of multidisciplinary professionals delivering restorative solutions to structural heart disease patients.

Anteris’ lead product, the DurAVR THV, was designed in collaboration with the world’s leading interventional cardiologists and cardiac surgeons to treat aortic stenosis – a potentially life-threatening condition resulting from the narrowing of the aortic valve. The balloon-expandable DurAVR THV is the first biomimetic valve, which is shaped to mimic the performance of a healthy human aortic valve and aims to replicate normal aortic blood flow.  DurAVR THV is made using a single piece of molded ADAPT® tissue, Anteris’ patented anti-calcification tissue technology. ADAPT tissue, which is FDA-cleared, has been used clinically for over 10 years and distributed for use in over 55,000 patients worldwide.  The DurAVR THV System is comprised of the DurAVR valve, the ADAPT tissue, and the balloon-expandable ComASUR Delivery System.

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DurAVR THV is intended for INVESTIGATIONAL USE ONLY. Not available for commercial use or sale worldwide. CAUTION—Investigational device. Limited by Federal (or United States) law to investigational use.

Forward-Looking Statements

This announcement contains forward-looking statements, including, but not limited to, statements regarding the PARADIGM Trial, clinical development timelines and potential commercialization. Forward-looking statements include all statements that are not historical facts. Forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “budget,” “target,” “aim,” “strategy,” “plan,” “guidance,” “outlook,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described under “Risk Factors” in Anteris’ Annual Report on Form 10-K for the fiscal period ended December 31, 2025 that was filed with the Securities and Exchange Commission and ASX. Actual future events may vary from these forward-looking statements and readers are cautioned not to put undue reliance on forward-looking statements. Other than as required by law, Anteris gives no representation or guarantee that the occurrence of any of the events or circumstances expressed or implied in these statements will occur. In addition, except as required by law, Anteris does not assume any obligation to update any of these forward-looking statements to conform these statements to actual results or revised expectations.

Authorization and Additional Information

This announcement was authorized for release on the ASX by Wayne Paterson, Vice Chairman and Chief Executive Officer.

For more information:

Global Investor Relations	Investor Relations (US)
investors@anteristech.com	mchatterjee@bplifescience.com
Debbie Ormsby	Malini Chatterjee, Ph.D.
Anteris Technologies Global Corp.	Blueprint Life Science Group
+61 1300 550 310 | +61 7 3152 3200	+1 917 330 4269

Website	www.anteristech.com
X	@AnterisTech
LinkedIn	https://www.linkedin.com/company/anteristech

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